   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                             HA-LO INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

           ILLINOIS                 36-3573412
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)

                 5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               GREGORY J. KILREA
                            CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                 5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:

                            BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, no par value..................    590,813 shares         $32.5313          $19,219,915            $5,344

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on December 22, 1998.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 1998
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 590,813 SHARES

                             HA-LO INDUSTRIES, INC.

                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)

                               ------------------

    This is a secondary public offering of 590,813 shares of common stock of HA-LO Industries, Inc. The shares of common stock will be offered for sale or otherwise transferred from time to time by one or more of the Selling Shareholders described herein in transactions (which may include block transactions) on the New York Stock Exchange or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Shareholders may offer the shares of common stock to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Shareholders from the sale of the shares of common stock will be the purchase price of such shares of common stock less any commissions. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Shareholders. The expenses incurred in registering the shares of common stock, including legal and accounting fees, will be paid by us.

    Our common stock is listed on the New York Stock Exchange under the symbol "HMK." The last reported sale price of our common stock on December 28, 1998 on the New York Stock Exchange was $33 9/16 per share.

    Our principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and our telephone number is (847) 647-2300.

    INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1999.

                             AVAILABLE INFORMATION

    HA-LO Industries, Inc., an Illinois corporation (the "Company" or "HA-LO"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by telephone at 1-800-SEC-0330. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock, no par value per share (the "Common Stock"), is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "HA-LO 10-K"); (ii) the portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held on June 2, 1998 that have been incorporated by reference into the HA-LO 10-K; (iii) the portions of the Company's 1998 Annual Report to Shareholders that have been incorporated by reference into the HA-LO 10-K; (iv) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (v) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (vi) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and (vii) the description of the Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the 590,813 shares of Common Stock (the "Shares"), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to HA-LO Industries, Inc., 5980 West Touhy Avenue, Niles, Illinois 60714, Attention:
Michael Nemlich, Vice President of Corporate Development/Financial Relations, Telephone (847) 647-2300.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

RISKS ASSOCIATED WITH GROWTH THROUGH ACQUISITIONS

    An important element of our growth strategy has been and continues to be the acquisition of businesses that complement, enhance or geographically expand our existing services. Since January 1, 1993, we have acquired 20 promotional products companies, two telephone-based marketing companies, two promotion marketing companies and a brand identity and package design firm. We can give you no assurance, however, that we will be able to (i) maintain our recent growth rate through acquisitions, (ii) identify suitable acquisition candidates and acquire such companies on favorable terms, (iii) successfully integrate acquired businesses into our existing operations or realize the intended benefits of such acquisitions, or (iv) retain sales representatives and key employees previously associated with acquired businesses. To complete future acquisitions, we may issue a significant number of shares of Common Stock and/or incur significant additional indebtedness, which could have a dilutive effect on our earnings or book value per share of Common Stock.

DIFFICULTIES OF MANAGING RAPID GROWTH

    We have experienced rapid growth over the past several years as a result of internal growth and acquisitions; continued rapid growth can be expected to place significant demands on our management and resources. If we are unable to manage growth effectively, our business, results of operations or financial condition could be materially adversely affected.

QUARTERLY FLUCTUATIONS IN SALES AND EARNINGS; FOURTH QUARTER CONCENTRATION

    Some of our customers tend to utilize a greater portion of their advertising and promotional budgets in the latter half of the year, which historically has resulted and may continue to result in a disproportionately large share of our net sales being recognized in the fourth quarter. We incur general and administrative expenses evenly throughout the year, which historically has resulted and may continue to result in a disproportionate share of our net income being reported in the fourth quarter. In addition, the timing of and method of accounting used to report the results of operations of acquired businesses may cause substantial fluctuations in our operating results from quarter to quarter. Therefore, the operating results for one quarter may not be a reliable indicator of the results to be expected in any future quarter.

DEPENDENCE UPON SALES REPRESENTATIVES AND KEY PERSONNEL

    Our success is largely attributable to our ability to attract, motivate and retain high quality sales representatives. Our sales force currently consists of approximately 700 core sales representatives. Most of our sales representatives are independent contractors who are not contractually prohibited from representing other companies, including our competitors. We are not dependent upon any one or any affiliated group of sales representatives for a material amount of our revenues; however, when a sales representative terminates his or her relationship with us, that representative's customers may cease to utilize our services. We can give you no assurance that we will not experience a significant turnover rate in the future. In addition, our success has been the result, in large part, of the skills and efforts of our senior management. Our success and continued growth will depend on our ability to recruit, hire, motivate and retain other highly qualified managerial personnel, including personnel previously employed by or associated with businesses acquired by us. The loss of one or several members of our senior management or our inability to attract and retain highly qualified managerial personnel could have a material adverse effect on our business, future growth, results of operations or financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    We currently have offices in the United States, Canada, Italy, Great Britain, Argentina, Belgium and Hong Kong, and an important component of our growth strategy is to expand our international distribution capabilities. We seek to acquire additional international businesses to further enhance our abilities to meet the needs of our multi-national clients; however, we can give you no assurance that we will be able successfully to identify suitable international acquisition candidates, acquire such candidates on economically favorable terms or integrate acquired businesses into our existing operations. In addition, there are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer collection cycles, compliance with foreign laws, unexpected changes in regulatory requirements, staffing and managing foreign operations, political instability, currency control laws and potentially adverse tax consequences. We can give you no assurance that one or more of such factors will not have a material adverse effect on our existing international operations and on our international expansion plans.

COMPETITION

    The promotional products industry is highly fragmented and competitive, with few barriers to entry. We believe that our national and international distribution capabilities, professional sales force and complementary, value-added marketing services provide us with a competitive advantage; however, these capabilities also may result in higher administrative costs than those incurred by certain of our smaller competitors. In addition, certain of our competitors are manufacturers as well as distributors and may enjoy an advantage over us with respect to the cost of the goods they manufacture. Our existing competitors, and companies that may enter the market, may have substantially greater financial and other resources than we do. We also compete for advertising dollars with other media, such as television, radio, newspapers, magazines and billboards. We can give you no assurance that we will be able to continue to compete successfully against current and future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results and financial condition.

                                  THE COMPANY

    HA-LO is the largest and one of the fastest growing distributors of promotional products in the United States and also has substantial operations in Canada and Europe. In addition to its promotional products business, the Company provides other value-added marketing services, such as promotion marketing, brand identity and packaging, telephone-based marketing, full-service advertising, events planning services and sports marketing.

    HA-LO's promotional products business represented over 80% of its 1997 net sales. To market its promotional products, HA-LO utilizes a system of 25 sales offices with showrooms located primarily in the United States and also in Canada and Europe. The showrooms display some of the 300,000 products provided by the Company's network of more than 2,500 vendors. HA-LO's approximately 700 core sales representatives market and sell promotional products primarily to large and mid-sized corporations. The Company's promotional products are items that are useful or decorative and are imprinted or otherwise customized with a customer's name, logo or message. These products are utilized by the Company's customers for marketing, to build brand recognition and as employee incentives, customer gifts and giveaways. Promotional products are designed to be utilized by the recipient over an extended period of time, so that the products enjoy repeated exposure and reinforce a brand name or marketing message. The Company has exclusive rights to distribute merchandise manufactured by Champion Products, Inc. and Roots, Canada to corporate customers in the United States and Canada. HA-LO is one of three companies which have been awarded a license to be a supplier of promotional and premium products to the sponsors of the U.S. Olympic Team participating in the 2000, 2002, and 2004 Olympic Games. HA-LO also has established a joint marketing relationship with Sony Signatures, a division of Sony Corporation of America and one of the lead sponsors of World Cup Soccer '98. Customers of HA-LO include AlliedSignal, America Online, Ameritech, Ford Motor Company, General Electric, General Mills, Motorola, Time Warner, the Chicago Bulls and the Green Bay Packers.

    The Company is incorporated under the laws of the State of Illinois. Its principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and its telephone number is (847) 647-2300.

                                USE OF PROCEEDS

    All of the Shares are being offered by one or more of the shareholders described herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

    The following table sets forth with respect to the Selling Shareholders (i) the number of Shares beneficially owned as of December 28, 1998 and prior to the offering contemplated hereby, (ii) the maximum number of Shares which may be sold in the offering pursuant to this Prospectus and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all Shares set forth in (ii) above:

                                                   BENEFICIAL OWNERSHIP                       BENEFICIAL OWNERSHIP
                                                     PRIOR TO OFFERING                           AFTER OFFERING
                                                ---------------------------  SHARES TO BE  ---------------------------
SELLING SHAREHOLDERS                            SHARES(1)     PERCENTAGE       OFFERED       SHARES      PERCENTAGE
----------------------------------------------  ----------  ---------------  ------------  ----------  ---------------
Linden D. Nelson..............................   1,927,018(2)       6.0   %      460,725(3)  1,466,293       4.6   %
Michelle Nelson...............................      87,500         *              11,671       75,829         *
Sanford E. Nelson Trust.......................      87,500         *              11,671       75,829         *
Arielle L. Nelson Trust.......................      87,500         *              11,671       75,829         *
Linden D. Nelson Foundation...................      52,200         *              13,000       39,200         *
Stephen Wolff.................................     390,761(4)       1.2          106,746      284,015         *

------------------------

*   Less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date of this Prospectus. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire from the Company within 60 days after the date of this Prospectus is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 28,915 shares owned by Maple Lane Acquisition Limited Liability Company, of which Mr. Nelson is the managing member; 87,500 shares owned by Michelle Nelson, Mr. Nelson's wife; 52,200 shares held by the Linden D. Nelson Foundation, a charitable foundation of which Mr. Nelson is President; and 287,163 shares subject to immediately exercisable options held by Mr. Nelson. Excludes 175,000 shares held in the Sanford E. Nelson Trust and the Arielle L. Nelson Trust, which are trusts for the benefit of Mr. Nelson's children, over which Mr. Nelson has no voting or dispositive powers.

(3) Consists of 436,054 shares being sold by Mr. Nelson, 11,671 shares being sold by Michelle Nelson and 13,000 shares being sold by the Linden D. Nelson Foundation. See note 2.

(4) Includes 75,000 shares subject to immediately exercisable options held by Mr. Wolff.

    All of the Shares offered hereby were acquired by the Selling Shareholders listed in the table above from the Company in connection with the Company's acquisitions in 1997 of two advertising specialty businesses and have been registered under the Act for resale by the Selling Shareholders in accordance with the provisions of the respective acquisition agreements. Following completion of such acquisitions, (i) Mr. Linden D. Nelson, founder of the Linden
D. Nelson Foundation, became a Director and Vice Chairman of the Company and
(ii) Mr. Steven Wolff became President of a subsidiary of the Company.

                              PLAN OF DISTRIBUTION

    The Company has been advised by the Selling Shareholders that they intend to sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; and (f) otherwise. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of such Shares less any commissions.

    In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

    No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

    Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such Shares by other means not described herein.

    The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, which is incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the authority of such firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NEITHER WE NOR THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF DECEMBER 28, 1998.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           2
Incorporation of Certain Documents by Reference............................................................           2
Risk Factors...............................................................................................           3
The Company................................................................................................           5
Use of Proceeds............................................................................................           5
Selling Shareholders.......................................................................................           6
Plan of Distribution.......................................................................................           6
Legal Matters..............................................................................................           7
Experts....................................................................................................           7

                                 590,813 SHARES

                             HA-LO INDUSTRIES, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------

                                JANUARY   , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions:

SEC registration fee.............................................  $   5,344
Legal fees and expenses..........................................      5,000*
Accounting fees and expenses.....................................      2,500*
Miscellaneous....................................................      2,156*
                                                                   ---------
    Total........................................................  $  15,000*
                                                                   ---------
                                                                   ---------

------------------------

*   Estimated

    The Company will bear all of the foregoing expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), provides for indemnification by the Company of its directors and officers. In addition, the Restated Articles of Incorporation of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the IBCA. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Company's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.

ITEM 16. EXHIBITS.

    (a)  Exhibits

 EXHIBIT
   NO.     DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
      4.1  Specimen certificate representing Common Stock (incorporated by reference to the Registration Statement on Form S-1, as amended (File No. 33-51698), filed by the Company under the Securities Act of 1933, as amended).
      5.1  Opinion of Neal, Gerber & Eisenberg.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
     24.1  Powers of Attorney of certain officers and directors of the Company (included on signature page).

    (b)  Supplemental Financial Statement Schedules:  None.

ITEM 17. UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 28, 1998.

                                HA-LO INDUSTRIES, INC.
                                (Registrant)

                                By:               /s/ LOU WEISBACH
                                     -----------------------------------------
                                                    Lou Weisbach
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

    We, the undersigned officers and directors of HA-LO Industries, Inc, hereby severally constitute Lou Weisbach, Richard A. Magid and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on December 28, 1998, by the following persons in the capacities indicated:

             NAME                         TITLE
------------------------------  --------------------------

                                Chairman of the Board,
       /s/ LOU WEISBACH           President and Chief
------------------------------    Executive Officer
         Lou Weisbach             (Principal Executive
                                  Officer)

     /s/ LINDEN D. NELSON
------------------------------  Vice Chairman
       Linden D. Nelson

     /s/ RICHARD A. MAGID
------------------------------  Chief Operating Officer,
       Richard A. Magid           Director

     /s/ DAVID C. ROBBINS
------------------------------  Executive Vice President,
       David C. Robbins           Director

                                Chief Financial Officer
    /s/ GREGORY J. KILREA         (Principal Financial
------------------------------    Officer and Principal
      Gregory J. Kilrea           Accounting Officer)

             NAME                         TITLE
------------------------------  --------------------------

      /s/ ROBERT SOSNICK
------------------------------  Director
        Robert Sosnick

    /s/ THOMAS HERSKOVITS
------------------------------  Director
      Thomas Herskovits

      /s/ JORDON R. KATZ
------------------------------  Director
        Jordon R. Katz

     /s/ MARSHALL J. KATZ
------------------------------  Director
       Marshall J. Katz

     /s/ SEYMOUR N. OKNER
------------------------------  Director
       Seymour N. Okner

       /s/ NEIL A. RAMO
------------------------------  Director
         Neil A. Ramo

                                 EXHIBIT INDEX

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        4.1    Specimen certificate representing Common Stock (incorporated by reference to the Registration
                 Statement on Form S-1, as amended (File No. 33-51698), filed by the Company under the Securities
                 Act of 1933, as amended).
        5.1    Opinion of Neal, Gerber & Eisenberg.
       23.1    Consent of Arthur Andersen LLP.
       23.2    Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
       24.1    Powers of Attorney of certain officers and directors of the Company (included on signature page).